Registration  No.  ________

      As filed with the Securities and Exchange Commission on June 22, 1999
      =====================================================================

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          EDAC TECHNOLOGIES CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

                   WISCONSIN                           39-1515599
     (State  or  Other  Jurisdiction  of           (I.R.S.  Employer
       Incorporation  or  Organization)           Identification  No.)

          1790  New  Britain  Avenue
           Farmington,  Connecticut                       06032
     (Address  of  Principal  Executive  Offices)     (ZIP  Code)

                            _________________________

                          EDAC TECHNOLOGIES CORPORATION
                         1998 EMPLOYEE STOCK OPTION PLAN
                            (Full Title of the Plan)
                            _________________________

                                                       Copies to:
        RONALD G. POPOLIZIO                      DAVID R. KROSNER, ESQ.
            Secretary                         Reinhart, Boerner, Van Deuren,
   Edac Technologies Corporation                Norris & Rieselbach, s.c.
     1790 New Britain Avenue                     1000 North Water Street
   Farmington, Connecticut 06032                Milwaukee, Wisconsin 53202
(Name and Address of Agent for Service)


                                  860-677-2603
          (Telephone Number, Including Area Code, of Agent for Service)

                            _________________________

                         CALCULATION OF REGISTRATION FEE

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



                                                        Proposed
                                      Proposed          Maximum
Title of Securities                   Maximum           Aggregate    Amount of
to be                 Amount to be    Offering Price    Offering     Registration
Registered            Registered      Per Share         Price (1)    Fee
--------------------  --------------  ----------------  -----------  -------------

Common Stock,
 .0025 par value . .  300,000 shares  $     3.63(1)(2)  $ 1,087,500  $         302



(1) For the purpose of computing the registration fee, Edac Technologies Corporation (the "Registrant") has used the $3.63 average of the high and low prices of the Common Stock as reported on June 18, 1999 on the Nasdaq National Market, for the offering price per share, in accordance with Rule 457(h).

(2) The actual offering price will be determined in accordance with the terms of the Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Information specified in Part I of Form S-8 (Items 1 and 2) will be sent or given to Plan participants as specified by Rule 428(b)(1) under the Securities Act of 1933.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM  3.  INCORPORATION  OF  DOCUMENTS  BY  REFERENCE.

     The following documents filed by Edac Technologies Corporation, a Wisconsin corporation (the "Registrant") (Commission File No. 0-14275), with the Securities and Exchange Commission (the "Commission") pursuant to section 13 or 15 of the Securities Exchange Act of 1934 (the "1934 Act") are incorporated herein by reference:

(a) The description of the Registrant's Common Stock contained in the registration statement filed pursuant to section 12 of the 1934 Act, and any amendment or report filed for the purpose of updating such description.

(b) The Company's annual report on Form 10-K for the fiscal year ended January 2, 1999.

     All documents subsequently filed by the Registrant pursuant to sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

ITEM  4.  DESCRIPTION  OF  SECURITIES.

     Not  applicable.  See  Item  3  above.

ITEM  5.  INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL.

     Not  applicable.

ITEM  6.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

     The Registrant is incorporated under the Wisconsin Business Corporation Law ("WBCL"). Under section 180.0851(1) of the WBCL, the Registrant is required to indemnify a director or officer, to the extent such person is successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if such person was a party because he or she was a director or officer of the Registrant. In all other cases, the Registrant is required by section 180.0851(2) of the WBCL to indemnify a director or officer against liability incurred in a proceeding to which such person was a party because he or she was an officer or director of the Registrant, unless it is determined that he or she breached or failed to perform a duty owed to the Registrant and the breach or failure to perform constitutes: (i) a willful failure to deal fairly with the Registrant or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct. Section 180.0858(1) of the WBCL provides that, subject to certain limitations, the mandatory indemnification provisions do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under the Registrant's articles of incorporation, bylaws, a written agreement or a resolution of the Board of Directors or shareholders.

     Section 180.0859 of the WBCL provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses and insurance to the extent required or permitted under sections 180.0850 to
180.0858 of the WBCL for any liability incurred in connection with a proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities.

     Section 180.0828 of the WBCL provides that, with certain exceptions, a director is not liable to a corporation, its shareholders, or any person asserting rights on behalf of the corporation or its shareholders, for damages, settlements, fees, fines, penalties or other monetary liabilities arising from a breach of, or failure to perform, any duty resulting solely from his or her status as a director, unless the person asserting liability proves that the breach or failure to perform constitutes any of the four exceptions to mandatory indemnification under section 180.0851(2) referred to above.

     Under section 180.0833 of the WBCL, directors of the Registrant against whom claims are asserted with respect to the declaration of an improper dividend or other distribution to shareholders to which they assented are entitled to contribution from other directors who assented to such distribution and from shareholders who knowingly accepted the improper distribution, as provided therein.

     Article VIII of the Registrant's By-Laws contains provisions that generally parallel the indemnification provisions of the WBCL and cover certain procedural matters not dealt with in the WBCL. In addition, the Registrant's Amended and Restated Articles of Incorporation expressly adopt the statutory rights to indemnification. The Registrant's Amended and Restated Articles of Incorporation and By-Laws are incorporated by reference in Exhibit 4.2.

     [Directors and officers of the Registrant are covered by directors' and officers' liability insurance under which they are insured (subject to certain exceptions and limitations specified in the policy) against expenses and liabilities arising out of proceedings to which they are parties by reason of being or having been directors or officers.] [TRUE?]

ITEM  7.  EXEMPTION  FROM  REGISTRATION  CLAIMED.

     Not  applicable.

ITEM  8.  EXHIBITS.

     See Exhibit Index following Signatures page in this Registration Statement, which Exhibit Index is incorporated herein by reference.

ITEM  9.  UNDERTAKINGS.

     (a)     The  undersigned  Registrant  hereby  undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933.

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the 1934 Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c)     Reference  is made to the indemnification provisions referred to in
Item  6  of  this  Registration  Statement.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Farmington, State of Connecticut, on June 22, 1999.

EDAC  TECHNOLOGIES  CORPORATION
(Registrant)

By:        /s/Edward  J.  McNerney
   -------------------------------
Edward  J.  McNerney
President  and  Chief  Executive  Officer

                         _______________________________

                                POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints Edward J. McNerney and Ronald G. Popolizio, and each of them, as true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting onto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.



SIGNATURE . . . . . . .  TITLE                                          DATE

 /s/John J. DiFrancesco  Chairman of the Board and Director             June 22, 1999
-----------------------
John J. DiFrancesco

 /s/Edward J. McNerney   President, Chief Executive Officer and         June 22, 1999
-----------------------  Director (Principal Executive Officer of the
Edward J. McNerney       Registrant)


 /s/Ronald G. Popolizio  Executive Vice President, Chief Financial      June 22, 1999
-----------------------  Officer and Secretary (Principal Financial
Ronald G. Popolizio      and Principal Accounting Officer)

 /s/Stephen G.W. Walk    Director                                       June 22, 1999
-----------------------
Stephen G.W. Walk

 /s/Arnold Sargis        Director                                       June 22, 1999
-----------------------
Arnold Sargis

-----------------------  Director
William J. Gallagher

 /s/Robert J. Gilchrist  Director                                       June 22, 1999
-----------------------
Robert J. Gilchrist

-----------------------  Director
Lee Morris

-----------------------  Director
James Biondi

                          EDAC TECHNOLOGIES CORPORATION
                               (THE "REGISTRANT")
                          (COMMISSION FILE NO. 0-14275)

                                  EXHIBIT INDEX
                                       TO
                         FORM S-8 REGISTRATION STATEMENT



EXHIBIT                                      INCORPORATED HEREIN                       FILED       SEQUENTIAL
NUMBER.  DESCRIPTION                         BY REFERENCE TO                           HEREWITH    PAGE NO.

4.1 . .  Amended and Restated Articles       Exhibit 4.1 to the Registrant's Form S-1
         of Incorporation of the Registrant  Registration Statement filed with the
                                             Commission on August 6, 1985

4.2 . .  By-Laws of the Registrant           Exhibit 4.2 to the Registrant's Form S-1
                                             Registration Statement filed with the
                                             Commission on August 6, 1985

5 . . .  Opinion of Counsel                                                            X

23.1. .  Consent of Arthur Andersen LLP                                                X

23.2. .  Consent of Counsel                                                            Contained
                                                                                       in Opinion
                                                                                       filed as
                                                                                       Exhibit 5

24. . .  Powers of Attorney                  Signature Page to Registration
                                             Statement

99. . .  Edac Technologies Corporation       Exhibit 10.39 to the Registrant's
         1998 Employee Stock Option          Form 10-K for the fiscal year ended
         Plan                                January 2, 1999
